Exhibit 99.1

February 24, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

Natural Gas and Natural Gas Liquids Volumes
Continue to Increase at ONEOK Partners Segment

TULSA, Okla. – Feb. 24, 2014 – ONEOK, Inc. (NYSE: OKE) today announced fourth-quarter 2013 net income attributable to ONEOK of $90.7 million, or 43 cents per diluted share.

Fourth-quarter 2013 results include a non-cash, after-tax charge of $5.3 million, or 3 cents per diluted share, associated with the previously announced accelerated wind down of the energy services segment and after-tax costs of $16.9 million, or 8 cents per diluted share, associated with the separation of ONEOK’s natural gas distribution business into ONE Gas, Inc. (NYSE: OGS).

In the fourth quarter 2012, net income attributable to ONEOK was $111.5 million, or 53 cents per diluted share.

ONEOK’s fourth-quarter 2013 results benefited from higher natural gas volumes gathered, processed and sold, and higher natural gas liquids (NGL) gathered, in the ONEOK Partners segment as a result of recently completed capital-growth projects. Increases from volume growth were offset by higher operating costs and depreciation and amortization expense in the ONEOK Partners segment, and lower fourth-quarter results in the company’s natural gas distribution and energy services segments.

2013 net income attributable to ONEOK was $266.5 million, or $1.27 per diluted share, which includes non-cash, after-tax charges of $87.2 million, or 42 cents per diluted share, associated with the energy services segment wind down and after-tax costs of $19.6 million, or 9 cents per diluted share, associated with the ONE Gas separation.

2012 net income attributable to ONEOK was $360.6 million, or $1.71 per diluted share.

2013 results benefited from higher natural gas volumes gathered, processed and sold, and higher NGL volumes gathered, as a result of completed capital-growth projects in the ONEOK

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

Partners segment, and new rates and higher sales volumes due to colder than normal weather in the natural gas distribution segment. These increases were more than offset by significantly narrower NGL location price differentials, the impact of ethane rejection and lower realized natural gas and NGL product prices in the ONEOK Partners segment, and lower results in the energy services segment.

“We continue to benefit from higher volumes of natural gas and NGLs from completed capital-growth projects in our ONEOK Partners segment,” said Terry K. Spencer, president and chief executive officer of ONEOK.

“This volume growth partially offsets the impact of significantly narrower NGL location price differentials, ethane rejection and lower NGL product prices in the ONEOK Partners segment, and one-time charges related to our energy services segment wind down and the separation of our natural gas distribution business into ONE Gas.

“The natural gas distribution segment reported higher 2013 results, reflecting new rates in Oklahoma, Kansas and Texas, and higher sales volumes due to colder than normal temperatures across our service areas,” said Spencer.

“The energy services segment remains on track to complete the wind down of its operations by April 1, 2014,” concluded Spencer.

FOURTH-QUARTER AND FULL-YEAR 2013 FINANCIAL PERFORMANCE

ONEOK’s fourth-quarter 2013 operating income was $294.6 million, compared with $299.6 million in the fourth quarter 2012, reflecting increased natural gas and NGL volumes in the ONEOK Partners segment, offset by the charges in the energy services segment associated with the release of natural gas transportation and storage contracts as part of the segment wind down; and costs in the natural gas distribution segment associated with its separation into a new publicly traded company named ONE Gas.

Operating costs in the fourth quarter 2013 were $260.5 million, compared with $224.5 million in the same period in 2012, due primarily to completed capital-growth projects in the ONEOK Partners segment and higher employee-related expenses in the natural gas distribution segment.

Full-year 2013 operating income was $926.7 million, compared with $1.1 billion in 2012, which reflects increased natural gas and NGL volumes in the ONEOK Partners segment and higher results in the natural gas distribution segment, offset by lower realized natural gas and NGL product prices and the impact of ethane rejection in the ONEOK Partners segment; and costs in the natural gas distribution segment associated with the ONE Gas separation.

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

Decreases in operating income in 2013 also were affected by the energy services segment’s non-cash, pre-tax charge of $138.6 million related to contract-termination costs associated with the capacity releases executed in 2013 for certain transportation and storage contracts. The energy services segment’s expected future cash expenditures associated with the released transportation and storage capacity from the wind down are expected to be approximately $80 million on an after-tax basis, with approximately $33 million paid in 2014; $24 million paid in 2015; $13 million paid in 2016; and $10 million paid between 2017 through 2023.

2013 operating costs were $990.5 million, compared with $909.0 million in 2012. The increase was due primarily to the ONEOK Partners segment expanding its operations as a result of several completed capital-growth projects that were placed in service and the natural gas distribution segment incurring higher employee-related expenses.

Consolidated interest expense was $90.1 million in the fourth quarter 2013, compared with $83.6 million in the same period in 2012. 2013 interest expense was $334.2 million, compared with $302.3 million in 2012.

The fourth-quarter 2013 and full-year 2013 interest expense increases in were primarily the result of full-year interest costs on ONEOK Partners’ issuance of $1.3 billion of senior notes in September 2012 and higher interest costs associated with ONEOK Partners’ issuance of $1.25 billion of senior notes in September 2013, offset partially by higher capitalized interest associated with ONEOK Partners’ investments in capital-growth projects in its natural gas gathering and processing, and natural gas liquids businesses.

> View earnings tables

2013 SUMMARY AND ADDITIONAL UPDATES:

•	2013 operating income of $926.7 million, compared with $1.1 billion in 2012;

•	ONEOK Partners segment operating income of $900.7 million, compared with $962.9 million in 2012;

•	Natural gas distribution segment operating income of $223.4 million, compared with $215.7 million in 2012;

•	Energy services segment operating loss of $186.4 million, compared with an operating loss of $77.9 million in 2012;

•
Distributions declared on the company's general partner interest in ONEOK Partners of $278.1 million; distributions declared on the company's limited partner interest in ONEOK Partners of $268.2 million in 2013;

•	ONEOK Partners increasing its investments in its 2010 to 2016 capital-growth program by approximately $1.2 billion to a range of $6.0 billion to $6.4 billion, which includes:

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

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Announcing an investment of approximately $550 million to $680 million in November 2013 to construct the Lonesome Creek plant, a 200-million cubic feet per day (MMcf/d) natural gas processing facility in the Williston Basin in North Dakota, which is expected to be completed in the fourth quarter 2015; and expansions and upgrades to the existing gathering and compression infrastructure;

–
Announcing an investment of approximately $100 million in November 2013 for a second expansion of the Bakken NGL Pipeline, which will increase the pipeline’s capacity to 160,000 barrels per day (bpd) from 135,000 and is expected to be completed during the second quarter 2016; and

–
Announcing an investment of $305 million in September 2013 to acquire the Sage Creek plant, a 50 MMcf/d natural gas processing facility, and related natural gas gathering and natural gas liquids infrastructure in the Niobrara Shale, an NGL-rich area in the Powder River Basin in Wyoming;

•
ONEOK, on a stand-alone basis, ending the fourth quarter 2013 with $564.5 million of commercial paper outstanding, $2.2 million in letters of credit, $14.8 million of cash and cash equivalents, and $633.3 million available under its $1.2 billion credit facility;

•
ONEOK stand-alone cash flow from continuing operations, before changes in working capital, of $771.1 million in 2013, which exceeded capital expenditures and dividends of $622.0 million by $149.1 million;

•	ONEOK in January 2014 increasing its dividend by 5 percent from the previous quarter to 40 cents per share, payable on Feb. 18, 2014, to shareholders of record at the close of business Feb. 10, 2014;

•	The Kansas Corporation Commission approving a settlement agreement in December 2013 that allowed ONEOK to separate its natural gas distribution business;

•
ONEOK completing on Jan. 31, 2014, the separation of its natural gas distribution business into ONE Gas, Inc., with ONEOK now consisting of its general partner and limited partner interests in ONEOK Partners; and

•	ONEOK reducing the size of its credit facility to $300 million from $1.2 billion, effective upon completion of the separation of the natural gas distribution business.

BUSINESS-UNIT RESULTS:

ONEOK Partners

The ONEOK Partners segment reported fourth-quarter 2013 operating income of $252.9 million, compared with operating income of $230.5 million in the same period in 2012, which reflects:

•
A $41.9 million increase in the natural gas liquids business in exchange-services margins from higher NGL volumes gathered, higher fees from contract renegotiations for its NGL exchange-services activities and higher revenues from customers with minimum volume obligations;

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

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A $34.1 million increase in the natural gas gathering and processing business due primarily to volume growth in the Williston Basin from the Stateline I and Stateline II natural gas processing plants and increased well connections, which resulted in higher natural gas volumes gathered, compressed, processed, transported and sold, higher NGL volumes sold and higher fees;

•
An $11.1 million increase in the natural gas liquids business in optimization and marketing margins, primarily as a result of a $19.3 million increase from more favorable NGL product price differentials and a $6.4 million increase in marketing margins, offset partially by a $14.6 million decrease due primarily to narrower NGL location price differentials;

•	A $4.8 million increase in the natural gas liquids business in storage margins due primarily to contract renegotiations;

•	A $16.8 million decrease in the natural gas liquids business from the impact of ethane rejection, which resulted in lower NGL volumes;

•	A $15.9 million decrease in the natural gas gathering and processing business due primarily to lower realized NGL product prices;

•	A $6.7 million decrease in the natural gas liquids business from lower isomerization volumes, resulting from narrower price differentials between normal butane and iso-butane;

•	A $5.1 million decrease in the natural gas gathering and processing business due primarily to changes in contract mix and terms associated with volume growth; and

•	A $24.4 million increase in operating costs and depreciation and amortization expense due to completed capital-growth projects.

ONEOK Partners’ fourth-quarter 2013 operating costs were $136.9 million, compared with $122.1 million in the fourth quarter 2012, which reflects:

•
An $8.7 million increase due to higher labor and employee benefit costs associated primarily with the growth of ONEOK Partners' operations and completed capital-growth projects in its natural gas gathering and processing, and natural gas liquids businesses, offset partially by other lower employee-related expenses;

•
A $7.5 million increase due to higher materials, supplies and outside services expenses associated primarily with growth in ONEOK Partners' operations related to the completed capital-growth projects primarily in its natural gas gathering and processing, and natural gas liquids businesses; and

•	A $1.8 million increase due to higher property taxes associated primarily with the growth of ONEOK Partners' operations and completed capital-growth projects in its natural gas liquids business.

ONEOK Partners’ fourth-quarter 2013 equity earnings were $30.8 million, compared with $30.6 million in the fourth quarter 2012.

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

Operating income in 2013 was $900.7 million, compared with $962.9 million in 2012, which reflects:

•
A $166.5 million increase in the natural gas liquids business in exchange-services margins from higher NGL volumes gathered, higher fees from contract renegotiations for its NGL exchange-services activities and higher revenues from customers with minimum volume obligations;

•
A $100.1 million increase in the natural gas gathering and processing business due primarily to volume growth in the Williston Basin from the Stateline I and Stateline II natural gas processing plants and increased well connections, which resulted in higher natural gas volumes gathered, compressed, processed, transported and sold, higher NGL volumes sold and higher fees;

•
A $19.5 million increase in the natural gas liquids business from the impact of operational measurement gains of approximately $9.7 million in 2013, compared with losses of approximately $9.8 million in 2012;

•	A $10.5 million increase in the natural gas liquids business in storage margins due primarily to contract renegotiations;

•
A $9.6 million increase in the natural gas pipelines business due primarily to higher rates on Guardian Pipeline and higher contracted capacity with natural gas producers on ONEOK Partners’ intrastate pipelines;

•	A $6.4 million increase in the natural gas gathering and processing business due to a contract settlement in 2013;

•
A $162.7 million decrease in the natural gas liquids business in optimization and marketing margins, primarily as a result of a $202.5 million decrease due to significantly narrower NGL location price differentials, offset partially by a $35.7 million increase due primarily to more favorable NGL product price differentials;

•	A $48.8 million decrease in the natural gas liquids business from the impact of ethane rejection, which resulted in lower NGL volumes;

•	A $41.7 million decrease in the natural gas gathering and processing business due primarily to lower realized NGL product prices;

•	A $22.4 million decrease in the natural gas liquids business from lower isomerization volumes, resulting from the narrower price differential between normal butane and iso-butane;

•	A $13.4 million decrease in the natural gas gathering and processing business due primarily to changes in contract mix and terms associated with volume growth;

•	A $3.9 million decrease in the natural gas pipelines business from lower net retained fuel;

•	A $3.5 million decrease in the natural gas gathering and processing business from lower dry natural gas volumes gathered in the Powder River Basin as a result of continued production declines; and

•	A $72.7 million increase in operating costs and depreciation and amortization expense.

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

Operating costs in 2013 were $521.5 million, compared with $482.5 million in 2012, which reflects:

•
A $17.7 million increase due to higher labor and employee benefit costs associated primarily with the growth of ONEOK Partners' operations and completed capital-growth projects in its natural gas gathering and processing, and natural gas liquids businesses, offset partially by other lower employee-related expenses;

•
An $18.0 million increase due to higher materials, supplies and outside services expenses associated primarily with growth in ONEOK Partners' operations related to the completed capital-growth projects primarily in its natural gas gathering and processing, and natural gas liquids businesses; and

•
A $6.9 million increase due to higher property taxes associated primarily with the growth of ONEOK Partners' operations and completed capital-growth projects in its natural gas gathering and processing business, and natural gas liquids businesses.

2013 equity earnings were $110.5 million, compared with $123.0 million in 2012. The decrease in full-year 2013 equity earnings was due to decreased transportation rates on Northern Border Pipeline and lower NGL volumes on Overland Pass Pipeline due to ethane rejection.

In the fourth quarter 2013, the ONEOK Partners segment connected approximately 210 new wells, compared with approximately 230 in the same period in 2012.

In 2013, the ONEOK Partners segment connected approximately 1,160 new wells, compared with approximately 940 wells in the same period in 2012.

The partnership expects to connect approximately 1,300 wells in 2014.

Key Statistics: More detailed information is listed on page 22 in the tables.

•
Natural gas gathered was 1,454 billion British thermal units per day (BBtu/d) in the fourth quarter 2013, up 21 percent compared with the same period in 2012 due to increased well connections in the Williston Basin, offset partially by continued dry natural gas production declines in the Powder River Basin in Wyoming and production declines in Kansas; and up 5 percent compared with the third quarter 2013;

•
Natural gas processed was 1,193 BBtu/d in the fourth quarter 2013, up 24 percent compared with the same period in 2012 due to increased well connections in the Williston Basin; and up 5 percent compared with the third quarter 2013;

•
NGL sales in the natural gas gathering and processing business were 88,000 barrels per day (bpd) in the fourth quarter 2013, up 26 percent compared with the same period in 2012 due to increased well connections in the Williston Basin; and up 6 percent compared with the third quarter 2013;

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

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The realized composite NGL net sales price was 87 cents per gallon in the fourth quarter 2013, down 17 percent compared with the same period in 2012; and down 3 percent compared with the third quarter 2013;

•	The realized condensate net sales price was $82.31 per barrel in the fourth quarter 2013, down 9 percent compared with the same period in 2012; and down 9 percent compared with the third quarter 2013;

•
The realized residue natural gas net sales price was $3.64 per million British thermal units (MMBtu) in the fourth quarter 2013, down 15 percent compared with the same period in 2012; and up 8 percent compared with the third quarter 2013;

•
NGLs transported on gathering lines were 563,000 bpd in the fourth quarter 2013, up 6 percent compared with the same period in 2012, due primarily to increased volumes from the Williston Basin made available by the completed Bakken NGL Pipeline; and NGLs gathered as a result of the capacity increase in the Mid-Continent and Texas made available through the partnership’s Cana-Woodford Shale and Granite Wash projects; offset partially by decreases in NGL volumes gathered as a result of ethane rejection; and down 2 percent compared with the third quarter 2013;

•
NGLs fractionated were 537,000 bpd in the fourth quarter 2013, down 11 percent compared with the same period in 2012, due to lower volumes from ethane rejection, offset partially by higher volumes from the Williston Basin made available by the segment’s completed Bakken NGL Pipeline; and down 4 percent compared with the third quarter 2013;

•
NGLs transported on distribution lines were 459,000 bpd in the fourth quarter 2013, down 9 percent compared with the same period in 2012, due primarily to ethane rejection; and up 1 percent compared with the third quarter 2013;

•
The average Conway-to-Mont Belvieu price differential of ethane in ethane/propane mix, based on Oil Price Information Service (OPIS) pricing, was 5 cents per gallon in the fourth quarter 2013, compared with 7 cents per gallon in the same period in 2012; and 4 cents per gallon in the third quarter 2013;

•
Natural gas transportation capacity contracted was 5,632 thousand dekatherms per day in the fourth quarter 2013, up 4 percent compared with the same period in 2012; and up 4 percent compared with the third quarter 2013;

•	Natural gas transportation capacity subscribed was 92 percent in the fourth quarter 2013, up 2 percent compared with the same period in 2012; and up 3 percent compared with the third quarter 2013; and

•
The average natural gas price in the Mid-Continent region was $3.75 per MMBtu in the fourth quarter 2013, up 14 percent compared with the same period in 2012; and up 10 percent compared with the third quarter 2013.

ONEOK Partners’ Garden Creek, Stateline I and Stateline II natural gas processing plants have the capability to recover ethane when economic conditions warrant but did not recover ethane during 2013. As a result, equity NGL volumes were weighted less toward ethane and

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

more toward propane, iso-butane, normal butane and natural gasoline and are expected to remain this way until ethane recovery resumes.

The ONEOK Partners segment’s natural gas gathering and processing business is exposed to commodity-price risk as a result of receiving commodities in exchange for its services. The following tables provide hedging information for its equity volumes in the natural gas gathering and processing business in the periods indicated:

	Year Ending December 31, 2014
	Volumes Hedged	Average Price		Percentage Hedged
NGLs (Bbl/d)	9,351	$1.19	/ gallon	71%
Condensate (Bbl/d)	2,545	$2.25	/ gallon	75%
Total (Bbl/d)	11,896	$1.42	/ gallon	72%
Natural gas (MMBtu/d)	82,808	$4.06	/ MMBtu	75%

	Year Ending December 31, 2015
	Volumes Hedged	Average Price		Percentage Hedged
Natural gas (MMBtu/d)	48,877	$4.19	/ MMBtu	41%

The partnership expects its NGL and natural gas commodity-price sensitivities to increase in the future as its capital-growth projects are completed and volumes increase under percent-of-proceeds contracts with its customers.

All of the ONEOK Partners segments’ natural gas gathering and processing business’ commodity-price sensitivities are estimated as a hypothetical change in the price of natural gas, NGLs and crude oil as of Dec. 31, 2013, excluding the effects of hedging and assuming normal operating conditions. Condensate sales are based on the price of crude oil.

The ONEOK Partners segment’s natural gas gathering and processing business estimates the following sensitivities:

•	A 10-cent-per-MMBtu change in the price of natural gas would change annual net margin by approximately $4.0 million;

•	A 1-cent-per-gallon change in the composite price of NGLs would change annual net margin by approximately $2.0 million; and

•	A $1.00-per-barrel change in the price of crude oil would change annual net margin by approximately $1.3 million.

These estimates do not include any effects on demand for ONEOK Partners’ services or natural gas processing plant operations that might be caused by, or arise in conjunction with,

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

price changes. For example, a change in the gross processing spread may cause a change in the amount of ethane extracted from the natural gas stream, impacting gathering and processing margins for certain contracts.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $64.6 million in the fourth quarter 2013, compared with $79.5 million in the fourth quarter 2012, which reflects:

•	A $7.1 million increase from new rates in Kansas and Texas;

•	A $4.5 million increase from higher sales volumes, due primarily to colder than normal weather in Oklahoma, Kansas and Texas in 2013, compared with warmer than normal weather in 2012;

•	A $2.3 million increase from higher transportation volumes due primarily to higher demand from weather-sensitive customers in Kansas;

•	A $16.0 million increase in operating costs; and

•
An $11.9 million increase in depreciation and amortization expense due to a $10.2 million charge related to the Kansas Corporation Commission approving the settlement agreement that permitted ONEOK to separate the Kansas Gas Service natural gas distribution assets as part of the ONE Gas separation.

Fourth-quarter 2013 operating costs were $114.4 million, compared with $98.4 million in the fourth quarter 2012, which reflects:

•	A $10.1 million increase in share-based compensation costs;

•	A $1.8 million increase in employee-related expenses; and

•	A $1.6 million increase from higher property taxes, primarily as a result of an increase in the level of property tax expense recovered in base rates, which is offset in net margin.

Operating income in 2013 was $223.4 million, compared with $215.7 in 2012, which reflects:

•	A $36.8 million increase from new rates in Oklahoma, Kansas and Texas;

•	A $12.5 million increase from higher sales volumes, due primarily to colder than normal weather in Oklahoma, Kansas and Texas in 2013, compared with warmer than normal weather in 2012;

•	A $5.9 million increase from higher transportation volumes due primarily to higher demand from weather-sensitive customers in Kansas;

•	A $34.3 million increase in operating costs; and

•	A $14.6 million increase in depreciation and amortization expense due to a $10.2 million charge in the fourth-quarter 2013 related to the Kansas Corporation Commission

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

approving the settlement agreement that permitted ONEOK to separate the Kansas Gas Service natural gas distribution assets as part of the ONE Gas separation.

2013 operating costs were $444.9 million, compared with $410.6 million in 2012, which reflects:

•	A $14.3 million increase in employee-related expenses;

•	A $10.1 million increase in share-based compensation costs;

•	A $7.0 million increase from higher property taxes, primarily as a result of an increase in the level of property tax expense recovered in base rates, which is offset in net margin; and

•	A $2.9 million increase in bad debt expense.

Key Statistics: More detailed information is listed on page 22 in the tables.

•	Residential natural gas sales volumes were 43.7 billion cubic feet (Bcf) in the fourth quarter 2013, up 16 percent compared with the same period in 2012;

•	Total natural gas sales volumes were 57.2 Bcf in the fourth quarter 2013, up 17 percent compared with the same period in 2012;

•	Natural gas transportation volumes were 54.3 Bcf in the fourth quarter 2013, up 8 percent compared with the same period in 2012; and

•	Natural gas volumes delivered were 111.5 Bcf in the fourth quarter 2013, up 13 percent compared with the same period in 2012.

Energy Services

The energy services segment reported a fourth-quarter 2013 operating loss of $15.9 million, compared with an operating loss of $10.3 million in the fourth quarter 2012.

During the fourth quarter 2013, the segment recorded a $8.4 million pre-tax, non-cash charge and in 2013 recorded a $138.6 million pre-tax, non-cash charge related to the capacity releases executed in 2013 for certain transportation and storage contracts. During the fourth quarter 2013, the segment disbursed $11.5 million in cash payments related to these obligations.

Fourth-quarter 2013 operating income, excluding the non-cash charge, increased $2.8 million compared with the same period in 2012, due primarily to reduced contracted transportation and storage capacity resulting in lower demand charges.

The 2013 operating loss was $186.4 million, compared with an operating loss of $77.9 million in 2012.

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

The 2013 operating loss decreased $30.1 million, excluding the non-cash charges, compared with 2012, which reflects:

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A $24.3 million increase in storage and marketing margins, net of hedging activities, due primarily to a charge in the first quarter 2012 related to the reclassification of deferred losses into earnings from accumulated other comprehensive income (loss) on certain financial contracts that were used to hedge forecasted purchases on natural gas in 2012; and reduced storage capacity resulting in lower demand charges in the current year; offset partially by decreases due to lower realized seasonal storage differentials and marketing margins, net of hedging activities;

•	A $17.1 million increase in transportation margins, due primarily to reduced contracted transportation capacity, resulting in lower demand charges in the current year;

•	A $19.8 million decrease in premium-services margins, associated primarily with lower demand fees; and

•	A $5.6 million decrease in financial trading margins.

Operating costs decreased in 2013 compared with 2012, due primarily to lower employee-related expenses resulting from the accelerated wind down of the segment.

In the first quarter 2012, the segment also recorded a $10.3 million nonrecurring goodwill impairment charge, resulting from an interim impairment assessment of the energy services segment due to the decline in natural gas prices and its effect on location and seasonal price differentials.

During the wind down process, the energy services segment will retain 23.5 Bcf of contracted natural gas storage capacity to serve its contracted premium-services customers, primarily natural gas and electric utilities, and industrial customers, by providing natural gas supply and risk-management services. All of this contracted storage capacity either will be assigned or will expire by April, 1, 2014.

Key Statistics: More detailed information is listed on page 22 in the tables.

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Natural gas in storage at Dec. 31, 2013, was 17.5 Bcf, compared with 55.5 Bcf in the same period in 2012. During the fourth quarter 2013, natural gas storage capacity decreased to 23.5 Bcf at Dec. 31, 2013, from 24 Bcf at Sept. 30, 2013, due to 0.5 Bcf of storage assigned to a third party; and

•
Natural gas transportation capacity at Dec. 31, 2013, was 70 MMcf/d, compared with 1.0 Bcf/d of total capacity and 1.0 Bcf/d of long-term capacity in the same period in 2012. During the fourth quarter 2013, approximately 30 MMcf/d of transportation capacity was released to a third party.

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

NATURAL GAS DISTRIBUTION BUSINESS SEPARATION

ONEOK completed the separation of its natural gas distribution business into a stand-alone, publicly traded company called ONE Gas, on Jan. 31, 2014.

ONEOK continues to hold its interests in ONEOK Partners, L.P., which include the sole general partner and limited partner interests that together represent 41.2 percent of the outstanding partnership interests, as of Dec. 31, 2013. No material impact to ONEOK Partners is expected as a result of this transaction.

2014 FINANCIAL GUIDANCE

ONEOK affirmed its 2014 financial guidance, with cash flow available for dividends expected to be in the range of $560 million to $640 million, reflecting higher anticipated cash distributions received from its general and limited partner interests in ONEOK Partners.

The 2014 guidance also includes a projected 53 percent increase in ONEOK’s 2014 dividend declared to $2.33 per share. On a dividend paid basis, the 2014 dividend is expected to be $2.125 per share.

The 53 percent dividend increase in 2014 is expected to consist of an initial increase to 56 cents per share in April 2014, following the separation of the company’s natural gas distribution segment into ONE Gas, Inc. This increase is 40 percent higher than the current quarterly dividend of 40 cents per share. ONEOK also announced plans to increase subsequent dividends by 1.5 cents per share per quarter in 2014.

ONEOK also has estimated an average annual dividend declared increase of 20 to 25 percent between 2013 and 2016, which includes the planned increase in 2014 and 10 percent annual increases in 2015 and 2016, while maintaining a long-term dividend coverage ratio of approximately 1.05 times.

ONEOK’s 2014 guidance also includes a projected 1.5-cent-per-unit-per-quarter increase in unitholder distributions declared by ONEOK Partners.

All ONEOK dividend increases and ONEOK Partners distribution increases are subject to board approval.

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

EARNINGS CONFERENCE CALL AND WEBCAST:

ONEOK and ONEOK Partners executive management will conduct a joint conference call on Tuesday, Feb. 25, 2014, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time). The call also will be carried live on ONEOK’s and ONEOK Partners’ websites.

To participate in the telephone conference call, dial 877-419-6593, pass code 5357777, or log on to www.oneok.com or www.oneokpartners.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, and ONEOK Partners’ website, www.oneokpartners.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 5357777.

LINK TO EARNINGS TABLES:

http://www.oneok.com/~/media/ONEOK/EarningsTables/2013/OKE_Q4_2013_Earnings_82MDB07.ashx

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURE:

ONEOK has disclosed in this news release stand-alone cash flow, before changes in working capital, which is a non-GAAP financial measure.

Stand-alone cash flow, before changes in working capital, is used as a measure of the company’s financial performance. Stand-alone cash flow, before changes in working capital, is defined as net income, adjusted for changes attributable to exit activities, net of settlements, less the portion attributable to non-controlling interests, adjusted for equity in earnings and distributions received from ONEOK Partners, and ONEOK’s stand-alone depreciation, amortization and impairments, deferred income taxes and certain other items.

The non-GAAP financial measure described above is useful to investors as a measurement of financial performance of the company’s fundamental business activities. ONEOK stand-alone cash flow, before changes in working capital, should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of stand-alone cash flow, before changes in working capital, to net income is included in the financial tables.

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Dec. 31, 2013, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flow and projected levels of dividends), liquidity, management’s plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, including energy sales and demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

•	changes in demand for the use of natural gas and crude oil because of market conditions caused by concerns about global warming;

•
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board (NTSB), the Pipeline and Hazardous Materials Safety Administration (PHMSA), the Environmental Protection Agency (EPA) and the Commodity Futures Trading Commission (CFTC);

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:
- future demand for and prices of natural gas, NGLs and crude oil;
- competitive conditions in the overall energy market;
- availability of supplies of Canadian and United States natural gas and crude oil; and
- availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	adverse labor relations;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in the Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.
###

-more-

ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2013	2012	2013	2012
	(Thousands of dollars, except per share amounts)
Revenues	$4,140,111	$3,659,924	$14,602,717	$12,632,559
Cost of sales and fuel	3,488,457	3,055,604	12,313,034	10,281,718
Net margin	651,654	604,320	2,289,683	2,350,841
Operating expenses
Operations and maintenance	236,210	203,032	872,125	806,087
Depreciation and amortization	108,034	86,415	384,377	335,844
Goodwill impairment	—	—	—	10,255
General taxes	24,328	21,420	118,328	102,891
Total operating expenses	368,572	310,867	1,374,830	1,255,077
Gain on sale of assets	11,539	6,133	11,881	6,736
Operating income	294,621	299,586	926,734	1,102,500
Equity earnings from investments	30,773	30,644	110,517	123,024
Allowance for equity funds used during construction	9,350	7,522	30,522	13,648
Other income	7,831	1,009	24,483	12,504
Other expense	(13,228)	(935)	(17,707)	(4,925)
Interest expense (net of capitalized interest of $18,572, $11,255, $57,775 and $41,776, respectively)	(90,130)	(83,591)	(334,206)	(302,305)
Income before income taxes	239,217	254,235	740,343	944,446
Income taxes	(55,154)	(58,360)	(163,382)	(215,195)
Income from continuing operations	184,063	195,875	576,961	729,251
Income from discontinued operations, net of tax	—	—	—	762
Gain on sale of discontinued operations, net of tax	—	—	—	13,517
Net income	184,063	195,875	576,961	743,530
Less: Net income attributable to noncontrolling interests	93,326	84,333	310,428	382,911
Net income attributable to ONEOK	$90,737	$111,542	$266,533	$360,619

Amounts attributable to ONEOK:
Income from continuing operations	$90,737	$111,542	$266,533	$346,340
Income from discontinued operations	—	—	—	14,279
Net income	$90,737	$111,542	$266,533	$360,619

Basic earnings per share:
Income from continuing operations	$0.44	$0.55	$1.29	$1.68
Income from discontinued operations	—	—	—	0.07
Net income	$0.44	$0.55	$1.29	$1.75

Diluted earnings per share:
Income from continuing operations	$0.43	$0.53	$1.27	$1.64
Income from discontinued operations	—	—	—	0.07
Net income	$0.43	$0.53	$1.27	$1.71

Average shares (thousands)
Basic	206,319	204,648	206,044	206,140
Diluted	210,552	209,243	209,695	210,710

Dividends declared per share of common stock	$0.38	$0.33	$1.48	$1.27

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Unaudited)	2013	2012
Assets	(Thousands of dollars)
Current assets
Cash and cash equivalents	$149,313	$583,618
Accounts receivable, net	1,549,563	1,349,371
Gas and natural gas liquids in storage	417,077	517,014
Commodity imbalances	82,144	90,211
Energy marketing and risk-management assets	1,687	48,577
Other current assets	171,018	175,869
Total current assets	2,370,802	2,764,660

Property, plant and equipment
Property, plant and equipment	15,536,156	13,088,991
Accumulated depreciation and amortization	3,238,652	2,974,651
Net property, plant and equipment	12,297,504	10,114,340

Investments and other assets
Investments in unconsolidated affiliates	1,229,838	1,221,405
Goodwill and intangible assets	1,182,515	996,206
Other assets	626,899	758,664
Total investments and other assets	3,039,252	2,976,275
Total assets	$17,707,558	$15,855,275

-more-

ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Continued)
	December 31,	December 31,
(Unaudited)	2013	2012
Liabilities and equity	(Thousands of dollars)
Current liabilities
Current maturities of long-term debt	$10,656	$10,855
Notes payable	564,462	817,170
Accounts payable	1,503,699	1,333,489
Commodity imbalances	212,136	272,436
Energy marketing and risk-management liabilities	4,032	9,990
Other current liabilities	401,422	369,054
Total current liabilities	2,696,407	2,812,994

Long-term debt, excluding current maturities	7,754,975	6,515,372

Deferred credits and other liabilities
Deferred income taxes	1,938,262	1,592,802
Other deferred credits	472,734	701,657
Total deferred credits and other liabilities	2,410,996	2,294,459

Commitments and contingencies

Equity
ONEOK shareholders’ equity:
Common stock, $0.01 par value: authorized 600,000,000 shares; issued 245,811,180 shares and outstanding 206,618,877 shares at December 31, 2013; issued 245,811,180 shares and outstanding 204,935,043 shares at December 31, 2012	2,458	2,458
Paid-in capital	1,433,600	1,324,698
Accumulated other comprehensive loss	(121,987)	(216,798)
Retained earnings	2,020,815	2,059,024
Treasury stock, at cost: 39,192,303 shares at December 31, 2013, and 40,876,137 shares at December 31, 2012	(997,035)	(1,039,773)
Total ONEOK shareholders’ equity	2,337,851	2,129,609

Noncontrolling interests in consolidated subsidiaries	2,507,329	2,102,841

Total equity	4,845,180	4,232,450
Total liabilities and equity	$17,707,558	$15,855,275

-more-

ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Years Ended
	December 31,
(Unaudited)	2013	2012
	(Thousands of dollars)
Operating activities
Net income	$576,961	$743,530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	384,377	335,852
Charges attributable to exit activities, net of settlements	121,971	—
Impairment of goodwill	—	10,255
Gain on sale of discontinued operations	—	(13,517)
Equity earnings from investments	(110,517)	(123,024)
Distributions received from unconsolidated affiliates	106,364	120,442
Deferred income taxes	151,515	229,398
Share-based compensation expense	46,194	36,692
Pension and postretirement benefit expense, net of contributions	56,600	(57,073)
Allowance for equity funds used during construction	(30,522)	(13,648)
Gain on sale of assets	(11,881)	(6,736)
Other	(5,656)	27,982
Changes in assets and liabilities:
Accounts receivable	(189,809)	(14,774)
Gas and natural gas liquids in storage	99,937	33,343
Accounts payable	165,076	(30,981)
Commodity imbalances, net	(52,233)	43,471
Energy marketing and risk-management assets and liabilities	25,072	(174,953)
Other assets and liabilities	(38,682)	(162,264)
Cash provided by operating activities	1,294,767	983,995
Investing activities
Capital expenditures (less allowance for equity funds used during construction)	(2,256,585)	(1,866,153)
Acquisition	(394,889)	—
Proceeds from sale of discontinued operations, net of cash sold	—	32,946
Contributions to unconsolidated affiliates	(35,308)	(30,768)
Distributions received from unconsolidated affiliates	31,134	35,299
Proceeds from sale of assets	13,617	12,240
Other	—	2,237
Cash used in investing activities	(2,642,031)	(1,814,199)
Financing activities
Repayment of notes payable, net	(252,708)	(24,812)
Issuance of debt, net of discounts	1,247,822	1,994,693
Long-term debt financing costs	(10,246)	(15,036)
Repayment of debt	(7,868)	(361,464)
Repurchase of common stock	—	(150,000)
Issuance of common stock	20,602	15,969
Issuance of common units, net of issuance costs	583,929	459,587
Dividends paid	(304,742)	(261,969)
Distributions to noncontrolling interests	(374,142)	(324,906)
Excess tax benefit from share-based awards	10,312	6,948
Cash provided by financing activities	912,959	1,339,010
Change in cash and cash equivalents	(434,305)	508,806
Change in cash and cash equivalents included in discontinued operations	—	8,859
Change in cash and cash equivalents from continuing operations	(434,305)	517,665
Cash and cash equivalents at beginning of period	583,618	65,953
Cash and cash equivalents at end of period	$149,313	$583,618
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$294,240	$439,398
Cash paid (refunds received) for income taxes	$(16,640)	$872

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ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance
February 24, 2014

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE
	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2013	2012	2013	2012
	(Millions of dollars, except as noted)
ONEOK Partners
Net margin	$440.9	$399.5	$1,647.1	$1,641.8
Operating costs	$136.9	$122.1	$521.5	$482.5
Depreciation and amortization	$62.7	$53.1	$236.7	$203.1
Operating income	$252.9	$230.5	$900.7	$962.9
Capital expenditures	$565.4	$549.0	$1,939.3	$1,560.5
Natural gas gathering and processing business (a)
Natural gas gathered (BBtu/d)	1,454	1,201	1,347	1,119
Natural gas processed (BBtu/d) (b)	1,193	964	1,094	866
NGL sales (MBbl/d)	88	70	79	61
Residue gas sales (BBtu/d)	562	430	497	397
Realized composite NGL net sales price ($/gallon) (c)	$0.87	$1.05	$0.87	$1.06
Realized condensate net sales price ($/Bbl) (c)	$82.31	$90.21	$86.00	$88.22
Realized residue gas net sales price ($/MMBtu) (c)	$3.64	$4.27	$3.53	$3.87
Natural gas liquids business
NGL sales (MBbl/d)	688	654	657	572
NGLs fractionated (MBbl/d) (d)	537	600	535	574
NGLs transported-gathering lines (MBbl/d) (a)	563	531	547	520
NGLs transported-distribution lines (MBbl/d) (a)	459	507	435	491
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$0.05	$0.07	$0.04	$0.17
Natural gas pipelines business (a)
Natural gas transportation capacity contracted (MDth/d)	5,632	5,429	5,524	5,366
Transportation capacity subscribed	92%	90%	90%	89%
Average natural gas price
Mid-Continent region ($/MMBtu)	$3.75	$3.29	$3.61	$2.64

(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.
(c) - Presented net of the impact of hedging activities on our equity volumes.
(d) - Includes volumes fractionated from company-owned and third-party facilities.

Natural Gas Distribution
Net margin	$223.6	$210.6	$813.0	$756.4
Operating costs	$114.4	$98.4	$444.9	$410.6
Depreciation and amortization	$44.6	$32.7	$144.7	$130.1
Operating income	$64.6	$79.5	$223.4	$215.7
Capital expenditures	$85.7	$74.6	$292.1	$280.3
Natural gas volumes (Bcf)
Natural gas sales	57.2	48.8	164.2	141.4
Transportation	54.3	50.2	205.9	199.4
Natural gas margins
Net margin on natural gas sales	$188.3	$176.8	$681.6	$631.8
Transportation margin	$26.9	$23.6	$98.7	$88.8

Energy Services
Net margin	$(13.6)	$(6.2)	$(173.0)	$(49.3)
Operating costs	$2.2	$4.1	$13.1	$18.0
Depreciation and amortization	$0.1	$0.1	$0.3	$0.4
Goodwill impairment	$—	—	$—	$10.3
Operating loss	$(15.9)	$(10.3)	$(186.4)	$(77.9)

-more-

ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

ONEOK, Inc. and Subsidiaries
CONSOLIDATING INCOME STATEMENT

	Three Months Ended December 31, 2013
		ONEOK	Consolidating
(Unaudited)	ONEOK	Partners	Entries	Consolidated
	(Millions of dollars)
Operating income
ONEOK Partners	$—	$253	$—	$253
Natural Gas Distribution	64	—	—	64
Energy Services	(15)	—	—	(15)
Other	(7)	—	—	(7)
Operating income	42	253	—	295
Equity in earnings of ONEOK Partners	136	—	(136)	—
Other income (expense)	(11)	45	—	34
Interest expense	(24)	(66)	—	(90)
Income taxes	(52)	(3)	—	(55)
Income from continuing operations	91	229	(136)	184
Net income	91	229	(136)	184
Less: Net income attributable to noncontrolling interests	—	—	93	93
Net income attributable to ONEOK	$91	$229	$(229)	$91

ONEOK, Inc. and Subsidiaries
CONSOLIDATING INCOME STATEMENT

	Year Ended December 31, 2013
		ONEOK	Consolidating
(Unaudited)	ONEOK	Partners	Entries	Consolidated
	(Millions of dollars)
Operating income
ONEOK Partners	$—	$901	$—	$901
Natural Gas Distribution	223	—	—	223
Energy Services	(186)	—	—	(186)
Other	(11)	—	—	(11)
Operating income	26	901	—	927
Equity in earnings of ONEOK Partners	494	—	(494)	—
Other income (expense)	(4)	151	—	147
Interest expense	(97)	(237)	—	(334)
Income taxes	(152)	(11)	—	(163)
Income from continuing operations	267	804	(494)	577
Net income	267	804	(494)	577
Less: Net income attributable to noncontrolling interests	—	—	310	310
Net income attributable to ONEOK	$267	$804	$(804)	$267

-more-

ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

ONEOK, Inc. and Subsidiaries
CONSOLIDATING INCOME STATEMENT

	Three Months Ended December 31, 2012
		ONEOK	Consolidating
(Unaudited)	ONEOK	Partners	Entries	Consolidated
	(Millions of dollars)
Operating income
ONEOK Partners	$—	$231	$—	$231
Natural Gas Distribution	80	—	—	80
Energy Services	(10)	—	—	(10)
Other	(1)	—	—	(1)
Operating income	69	231	—	300
Equity in earnings of ONEOK Partners	126	—	(126)	—
Other income (expense)	(1)	39	—	38
Interest expense	(25)	(58)	—	(83)
Income taxes	(57)	(1)	—	(58)
Income from continuing operations	112	211	(126)	197
Net income	112	211	(126)	197
Less: Net income attributable to noncontrolling interests	—	—	85	85
Net income attributable to ONEOK	$112	$211	$(211)	$112

	Year Ended December 31, 2012
		ONEOK	Consolidating
(Unaudited)	ONEOK	Partners	Entries	Consolidated
	(Millions of dollars)
Operating income
ONEOK Partners	$—	$963	$—	$963
Natural Gas Distribution	216	—	—	216
Energy Services	(78)	—	—	(78)
Other	2	—	—	2
Operating income	140	963	—	1,103
Equity in earnings of ONEOK Partners	506	—	(506)	—
Other income (expense)	2	142	—	144
Interest expense	(96)	(206)	—	(302)
Income taxes	(205)	(10)	—	(215)
Income from continuing operations	347	889	(506)	730
Income from discontinued operations, net of tax	14	—	—	14
Net income	361	889	(506)	744
Less: Net income attributable to noncontrolling interests	—	—	383	383
Net income attributable to ONEOK	$361	$889	$(889)	$361

-more-

ONEOK Announces Fourth-quarter
And Full-year 2013 Financial Results;
Affirms 2014 Financial Guidance

February 24, 2014

ONEOK, Inc. and Subsidiaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
ONEOK, Inc. Stand-Alone Cash Flow, Before Changes in Working Capital

Year Ended
(Unaudited)	December 31, 2013
(Millions of dollars)
Net income	$577.0
Charges attributable to exit activities	122.0
Net income attributable to noncontrolling interests	(310.4)
Equity in earnings of ONEOK Partners	(493.6)
Distributions received from ONEOK Partners	536.2
Depreciation and amortization	147.6
Deferred income taxes	146.1
Other	46.2
Cash flow, before changes in working capital	$771.1

Note: ONEOK stand-alone cash flow, before changes in working capital, is a non-GAAP financial measure used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and the operating results of our fundamental business activities. ONEOK stand-alone cash flow, before changes in working capital, should not be considered in isolation or as a substitute for net income, income from operations or other measures of results of operations.